Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related prospectus of PermRock Royalty Trust of our report dated March 31, 2022, with respect to the financial statements of PermRock Royalty Trust, which report appears in the Annual Report on Form 10-K of PermRock Royalty Trust for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Form S-3.

WEAVER AND TIDWELL, L.L.P.

Austin, Texas

April 28, 2022

Weaver and Tidwell, L.L.P.

1601 South MoPac Expressway, Suite D250 | Austin, Texas 78746

Main: 512.609.1900

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